SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2006

PORTAL SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25829	77-0369737
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10200 South De Anza Boulevard

Cupertino, CA 95014

(Address, including zip code, of principal executive offices)

(408) 572-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On February 8, 2006, Portal Software, Inc. (the “Registrant”) issued a press release announcing preliminary fourth quarter and fiscal 2006 financial and other business information. A copy of the press release issued by the Registrant is furnished herewith as Exhibit 99.1.

The Registrant will also hold a conference call and audio web cast to discuss preliminary fourth quarter and fiscal 2006 financial and other business information on Wednesday, February 8, 2006 at 5:00 p.m. Eastern (2:00 p.m. Pacific). To access the call, please dial in to one of the following numbers at 4:50 p.m. EST/1:50 p.m. PST on February 8, 2006: (800) 706-3415 (inside the US and Canada) or (706) 634-1314 (outside of the US). The conference ID is 5045851. The call will also be simulcast at the investor relations section of the Registrant’s web site at www.portal.com.

Additionally, an Internet playback will be available an hour following the call until 12:00 a.m. PST on February 8, 2007 at the investor relations section of the Registrant’s web site at www.portal.com. A tele-replay of the call also will be available for seven days commencing two hours after the live call. The tele-replay numbers are (800) 642-1687 or (706) 645-9291 and the passcode is 5045851.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release, dated February 8, 2006, entitled “Portal Announces Preliminary Fourth Quarter and Fiscal 2006 Results.”

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTAL SOFTWARE, INC.

Dated: February 8, 2006	By:	/s/ Larry Bercovich
Larry Bercovich
SVP, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated February 8, 2006, entitled “Portal Announces Preliminary Fourth Quarter and Fiscal 2006 Results.”